UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 27, 2013

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Section 1                      Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2013, Investors Bancorp Inc., Investors Bank, and Investors Bancorp, MHC, and Roma Financial Corporation, Roma Bank and Roma Financial Corporation, MHC, entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated December 19, 2012, by and among Investors Bancorp, Inc., Investors Bank, and Investors Bancorp, MHC, and Roma Financial Corporation, Roma Bank and Roma Financial Corporation, MHC (the “Merger Agreement”). The Amendment extends the date after which any of the parties may elect to terminate the Merger Agreement from November 30, 2013 to December 31, 2013. The Amendment is attached as Exhibit 2.1 to this Report.

The parties also announced that the Federal Reserve Board has approved Investors Bancorp, Inc.’s proposed acquisition of Roma Financial Corporation and its subsidiary banks, Roma Bank and RomAsia Bank.  The parties intend to close the merger as of the close of business on December 6, 2013.  A related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. Except as explicitly provided in the Amendment, the Merger Agreement remains in full force and effect as originally executed on December 19, 2012 and amended on September 26, 2013.

Section 9                      Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1
Second Amendment to the Agreement and Plan of Merger, dated November 27, 2013, by and among Roma Financial Corporation MHC, Roma Financial Corporation and Roma Bank and Investors Bancorp, MHC, Investors Bancorp, Inc. and Investors Bank.

99.1	Press Release dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: December 2, 2013	By:	/s/ Peter A. Inverso
Peter A. Inverso President and Chief Executive Officer